UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REPLICEL LIFE SCIENCES INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2020 – 401 West Georgia Street, Vancouver, British Columbia V6B 5A1
(Address of Principal Executive Offices)(Zip Code)

2010 Stock Option Plan
(Full title of the plan)

David Hall, Suite 2020 – 401 West Georgia Street, Vancouver, British Columbia V6B 5A1
(Name and address of agent for service)

(604) 248-8697
(Telephone number, including area code, of agent for service)

Copies of all communications to:
Clark Wilson LLP
Suite 900 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Attention: Mr. Virgil Z. Hlus

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1),(2)	Proposed maximum offering price per share(3),(4)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Shares	4,666,860	$0.45	$2,100,087	$286.45

(1)

An indeterminate number of additional common shares shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)

Consists of up to 4,666,860 common shares of our company issuable pursuant to our 2010 stock option plan. Our 2010 stock option plan provides for the grant of stock options to acquire up to a maximum of 10% of the outstanding common shares of our company.

(3)

Estimated in accordance with Rule 457 (h) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of our common shares as reported on the OTC Bulletin Board on May 21, 2013.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 4,666,860 common shares of our company that are issued or issuable pursuant to our 2010 stock option plan. The purpose of our 2010 stock option plan is to retain the services of directors, officers, valued key employees, and consultants of our company and such other persons as the plan administrator selects, and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our shareholders, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to persons selected by the plan administrator.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form F-3 under the Securities Act of 1933 (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 1,815,000 “control securities” as such term is defined in Form S-8 issuable upon exercise of the stock options granted pursuant to our 2010 stock option plan on a continuous or delayed basis in the future.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in our 2010 stock option plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

Reoffer Prospectus

1,815,000 Common Shares

RepliCel Life Sciences Inc.

________________________________

The selling shareholders identified in this reoffer prospectus may offer and sell up to 1,815,000 common shares of our company issued or issuable upon exercise of stock options. We granted the stock options to such selling shareholders pursuant to our 2010 stock option plan.

The selling shareholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

We will not receive any proceeds from the sale of our common shares by the selling shareholders. We may, however, receive proceeds upon exercise of the stock options by the selling shareholders. We will pay for expenses of this offering, except that the selling shareholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsel applicable to the sale of their shares.

Our common shares are quoted on Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “REPCF” and listed for trading on the Canadian National Stock Exchange under the symbol “RP”. On May 17, 2013, the last reported sales prices of our common shares on the OTC Bulletin Board and the Canadian National Stock Exchange were $0.0.45 per share and CDN$0.41 per share, respectively.

_________________________________

Investing in our common shares involves risks. See “Risk Factors” beginning on page 8.

_________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________

The date of this reoffer prospectus is May 21, 2013.

As used in this reoffer prospectus, the terms “we”, “us”, “our”, and “RepliCel” mean RepliCel Life Sciences Inc., a British Columbia corporation and our wholly-owned subsidiary, TrichoScience Innovations Inc., a Canadian corporation, as applicable. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Prospectus Summary

Our Business

RepliCel Life Sciences Inc. is a British Columbia, Canada, Company that is in the business of developing autologous cell therapy for certain diseases affected by cellular deficits. The diseases being addressed are pattern baldness and tendinosis. Each disease state is consistent with a deficit of a specific cell type which we believe is critical to normal function. These technologies carry issued and filed patent applications. Our technology for pattern baldness has the potential to become the world’s first autologous cellular treatment for hair loss in men and women. This cellular replication and implantation technology is designed to rejuvenate damaged, miniaturized hair follicles in balding scalp skin. Our treatment for tendinosis has the potential to be the first autologous cell treatment to heal injured tendons that have reached a chronic stage of deterioration.

Our pattern baldness treatment has been developed over ten years of research, experimentation and trials. The mechanics of our technology for the treatment for pattern baldness named RepliCel Hair-01 (“RCH-01”) involve the extraction of as few as 20 hair follicles from the back of a patient’s scalp where healthy cycling hair follicles reside. Specific cells called dermal sheath cup (“DSC”) cells are isolated from the hair follicles and are then replicated in a current Good Manufacturing Practice (“cGMP”) compliant facility through our proprietary cellular replication process and then reintroduced back into balding areas on a patient’s scalp. The implanted cells are expected to rejuvenate damaged hair follicles leading to the growth of new healthy hair fibers. Our anticipated long-term result is the restoration and maintenance of a patient’s hair.

Our technology for tendinosis has been developed over five years of research, experimentation and trials. The mechanics of our treatment named RepliCel Tendon-01 (“RCT-01”) involve the extraction of as few as 20 hair follicles from the back of patient’s scalp. Specific cells called non-bulbar dermal sheath (“NBDS”) cells are isolated from the hair follicles, replicated in a cGMP facility and then reintroduced under ultrasound guidance into the area of damaged tendon. The cells are expected to initiate and complete the healing of the chronically injured tendon.

RCH-01 Treatment for Pattern Baldness

The product development path of RCH-01 effectively began in 2000/03 when Drs. McElwee and Hoffmann began focusing on DSC cells. Together they hypothesized that these DSC cells were a reservoir of cells that were responsible for the continued health of the hair follicle and the normal cycling of the hair fiber. They believed that if these DSC cells were in deficit due to sensitivity to androgen hormones (the cause of pattern baldness), then isolating these same cells from a patient’s own scalp in an area where the cells are unaffected by androgen and moving them to the affected area would resolve the cellular deficit and rejuvenate the hair fibre producing cycle. Multiple experiments on mice demonstrated that hair follicle DSC cells could induce new follicular growth as well as cause resident hair follicles to grow thicker and longer. The scientists’ landmark study was published in the peer-reviewed Journal of Investigative Dermatology in ©2003. Together, the scientists filed patent applications. To date, patents have been issued in Europe, Australia, and the US, with additional patents pending in Canada, Japan and the US.

These results have led us to believe in the effectiveness of the procedure and its potential to become a solution to hair loss for the hair restoration market. From 2004 to 2007, the developers of our technology planned for human clinical trials and cell culture laboratories, and sourced initial funding. In 2007, the developers of the technology assigned the technology, including the intellectual property, to TrichoScience Innovations Inc. (“TrichoScience”), all of the shares of which we acquired, in stages, between December 2010 and April 2011.

We believe our RCH-01 technology will offer several advantages over current hair loss solutions. Traditional hair transplant surgery requires the surgical removal of a prominent band of hair-bearing scalp from the back of the head. This band is then dissected into hair follicles consisting of one to three hairs which are then implanted into the balding region of the scalp. Often, a number of similar surgical procedures are required to achieve the desired result. In effect, surgical hair transplantation removes and redistributes a patient’s own hair follicles to cover sections of bald scalp, leaving a longitudinal scar across the back of a patient’s scalp where the strip of skin tissue carrying the hair follicles was removed. In follicular unit extraction (“FUE”) transplants, follicular units are grafted from the donor area separately; leaving the back of the scalp with multiple small round wound marks where the micro extractions have occurred. The wounds from either procedure may or may not be visible depending on the skill of the surgeon.

In contrast, our technology is designed to replicate a patient’s hair cells to rejuvenate miniaturized hair follicles, to grow from the balding scalp with only a minor single suture closure from the tissue extraction site. We believe there will be minimal pain involved and a short recovery period. Our technology is designed to provide the ability to grow a patient’s own hair back, rather than to redistribute hair follicles from the back of the scalp to the front.

In addition, hair transplantation surgery requires a team of six or more people, including up to four technicians trained in micro-dissection. The surgical procedure takes up to eight hours to complete. Our technology is designed to be fully performed by a single clinician who requires minimal additional training. We expect the time involved in the clinic to be less than thirty minutes for tissue collection and less than one hour for cell injection.

RCT-01 Treatment for Tendinosis

The product development path of RCT-01 effectively began in 2008 when Dr. David Connell began focusing on fibroblast cells isolated from adipose tissue. Dr. Connell hypothesized that the main underlying reason for chronic tendinosis was a deficit of tenocytes (fibroblasts) in the tendon. As these fibroblasts are responsible for producing Type-1 collagen, the primary cell type in human tendon, it was theorized that isolation and replication of a source of fibroblasts for injection into the injury site could initiate normalized healing. Dr. Connell conducted three Phase I clinical trials using this approach producing evidence that treatment of tendinosis with autologous expanded fibroblasts was both safe and effective and should be explored in larger human trials. Dr. Connell filed patents covering the use of adipose derived fibroblasts for the treatment of tendinosis. In 2011, RepliCel began collaborating with Dr. Connell on the development of this technology. RepliCel expanded on Dr. Connell’s approach by isolating fibroblasts from the hair follicle. This was based on the knowledge that fibroblasts from the dermal sheath of a hair follicle can produce upwards of five times the amount of Type-1 collagen than fibroblasts from adipose tissue as pursued by Dr. Connell. In 2013, Dr. Connell’s patents were licensed by RepliCel.

Dr. David Connell has conducted three Phase I human pilot clinical trials focusing on each of Achilles, patellar and lateral elbow tendinosis (tennis elbow) using adipose tissue derived fibroblasts. A total of 104 tendons were treated using autologous fibroblast cells. There were no adverse events related to the cell therapy. RepliCel intends to initiate Phase II trials, in all three indications, beginning with Achilles tendinosis using our autologous cell product, RCT-01.

The pain and dysfunction associated with tendinosis is currently controlled by many treatment modalities including the use of analgesic and anti-inflammatory medications, rest, physical therapy, orthotics, ergonomic adjustments, laser therapy, prolotherapy, platelet-rich plasma (PRP) injections and surgery. However, there is currently no therapy to treat the underlying, causative nature of the disease. We believe the reason that chronic tendinosis is not successfully treated is a deficit of healthy fibroblasts to provide the necessary production of Type-1 collagen for the repair of the open interstitial tears in the tendon. Our treatment is designed to address that cellular deficit in the healing process.

To date, we have not yet earned revenue from our business and expect to incur further losses in the development of our business, which casts substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event that we cannot continue as a going concern.

Our principal executive office address is Suite 2020 – 401 West Georgia Street, Vancouver, British Columbia V6B 5A1. Our telephone number is (604) 248-8730.

The Offering

The selling shareholders identified in this reoffer prospectus may offer and sell up to 1,815,000 common shares of our company issued or issuable upon exercise of stock options. We granted the stock options to such selling shareholders pursuant to our 2010 stock option plan.

The selling shareholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Number of Shares Outstanding

There were 46,668,609 common shares of our company issued and outstanding as at May 17, 2013.

Use of Proceeds

We will not receive any proceeds from the sale of any of our common shares by the selling shareholders. We may, however, receive proceeds upon exercise of the stock options by the selling shareholders. If we receive proceeds upon exercise of these stock options, we intend to use these proceeds for working capital and general corporate purposes.

Risk Factors

An investment in our common shares involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this reoffer prospectus in evaluating our company and our business before purchasing our common shares. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common shares only if you can afford to lose your entire investment.

Risks Relating to Our Business

Our company currently does not generate revenue from its planned operations, and as a result, it faces a high risk of business failure.

We have not generated any revenues from our planned operations to date. As of December 31, 2012, we had accumulated $10,233,396 in losses since inception. Our business is focused on the development of a new hair cell replication technology. In order to generate revenues, we will incur substantial expenses in the development of our business. We therefore expect to incur significant losses in the foreseeable future. Our company recognizes that if we are unable to generate significant revenues from our activities, our entire business may fail. There is no history upon which to base any assumption as to the likelihood that we will be successful in our plan of operation, and we can provide no assurance to investors that we will generate operating revenues or achieve profitable operations in the future.

We had cash in the amount of $384,286 and a working capital of $67,768 as of December 31, 2012 and we anticipate that we will require a minimum of approximately $3,000,000 to proceed with our plan of operations for the twelve month period ended December 31, 2012. In order to fund our plan of operations for the next twelve months, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our auditors’ opinion on our December 31, 2012 financial statements includes an explanatory paragraph in respect of there being substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $10,233,396 for the cumulative period from September 7, 2006 (inception) to December 31, 2012. We anticipate generating losses for at least the next 12 months. Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern, as described by our auditors with respect to the financial statements for the year ended December 31, 2012. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event that we cannot continue in existence. Our business operations may fail if our actual cash requirements exceed our estimates and we are not able to obtain further financing. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in our company.

Our business is at an early stage of development and difficulties obtaining regulatory approval, technical deficiencies and other challenges may hinder the development and marketing of our hair cell replication technology.

Our hair cell replication technology is at an early stage of development and we may not develop hair cell replication technology that can be commercialized. We are still in the early stages of identifying and conducting research on our technology. Our technology will require significant research and development and preclinical and clinical testing prior to regulatory approval, if required, being obtained in the United States or other countries. We may not be able to obtain regulatory approvals, if required, to complete necessary clinical trials for our hair cell replication technology, or to commercialize it. Our technology may prove to have undesirable and unintended side effects, or other characteristics adversely affecting its safety, efficacy or cost-effectiveness could prevent or limit its use. Our technology may fail to provide its intended benefit, or achieve benefits equal to or better than our competitor’s products at the time of testing or production and, if so, our business may fail.

Our clinical trials may fail to produce successful results or could be suspended due to unacceptable safety risks, which could cause our business to fail.

Clinical trials are subject to extensive regulatory requirements, and are very expensive, time-consuming and difficult to design and implement, in part because they may be subject to rigorous regulatory requirements. Our products may fail to achieve necessary safety and efficacy endpoints during clinical trials. We believe that our clinical trials will take a substantial period of time to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including: unforeseen safety issues; lack of effectiveness during clinical trials; slower than expected rates of patient recruitment; and inability to monitor patients adequately during or after treatment. In addition, we or regulatory officials may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks. If our clinical trials fail to produce successful results, or are suspended due to unacceptable safety risks, our business may fail.

Our success depends on the acceptance of our hair cell replication technology by the medical community and consumers as a safe and effective solution.

The success of our hair cell replication technology will depend on its acceptance by potential consumers and the medical community. Because our technology is new in the treatment of pattern baldness, the long term effects of using our new hair cell replication technology are unknown. The results of short-term clinical trials do not necessarily predict long-term clinical benefit or reveal adverse effects. If results obtained from future commercial experience indicate that our hair cell replication technology is not as safe or effective as other hair restoration treatments, adoption of this technology by consumers and the medical community may suffer and our business will be harmed.

If we are not able to effectively protect our existing intellectual property, our business may suffer a material negative impact and may fail.

The success of our company will be dependent on our ability to protect and develop our technology. We currently have registered patents for our hair cell replication technology in Australia and the European Union. If we are unable to protect our intellectual property, our business may be materially adversely affected. Further, we cannot be sure that our activities do not and will not infringe on the intellectual property rights of others. If we are compelled to prosecute infringing parties, defend our intellectual property or defend ourselves from intellectual property claims made by others, we may face significant expense and liability, as well as the diversion of management’s attention from our business, any of which could negatively impact our business or financial condition.

The successful acquisition and maintenance of patent rights is critical to our business and any failure in this regard could hinder the development and marketing of our technology.

We currently have patent applications pending in the United States and several other countries around the world. Our pending patent applications may not result in the issuance of any patents. The applications may not be sufficient to meet the statutory requirements for patentability in all cases or may be the subject of interference proceedings by patent offices. These proceedings determine the priority of inventions and, thus, the right to a patent for technology. In the past, our patent applications have experienced delays and our patent applications may be delayed in the future. If others file patent applications or obtain patents similar to those we have licensed, such patents may restrict the use of our discoveries. The risk of third parties obtaining patents and filing patent applications will continue to increase as the hair restoration market expands. We cannot predict the ultimate scope and validity of existing patents and patents that may be granted to third parties, nor can we predict the extent to which we may wish or be required to obtain licenses to use such patents, or the availability and cost of acquiring such licenses. To the extent that licenses are required, the owners of the patents could bring legal actions against us to claim damages or to stop our manufacturing and marketing of the affected technology. If we become involved in patent litigation, it could consume a substantial portion of our resources.

Competitors in the hair restoration and related fields may currently offer, or may develop, superior hair loss solutions which could limit the market for our technology.

The market for hair restoration products and technology is competitive. We expect that some of our most significant competitors will be more established companies. These companies may have greater capital resources or experience in research and development, manufacturing, testing, obtaining regulatory approvals or marketing capabilities. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. We face competition from companies offering traditional more established products and technologies.

Our company may be subject to changes and uncertainties in laws and government regulations.

Our company is subject to regulation by domestic and foreign governmental agencies with respect to many aspects of developing hair cell replication technology. In addition, relevant new legislation or regulation could occur. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our company’s business, or the application of existing laws and regulations to hair cell replication technology, could have a material adverse effect on our company’s business, prospects, financial condition and results of operations.

Risks Relating to Our Management

We are dependent on the services of certain key consultants and the loss of any of these key consultants may have a materially adverse effect on our company.

While engaged in the business of developing a new hair cell replication technology, our company’s ability to continue to develop a competitive edge in the marketplace will depend, in large part, on our ability to attract and maintain qualified key management personnel. Competition for such personnel is intense, and we may not be able to attract and retain such personnel. Our company’s growth has depended, and in the future will continue to depend, on the efforts of our key management consultants. Loss of any of these people would have a material adverse effect on our company. Currently, our company does not have key-man life insurance.

Conflicts of interest may arise as a result of our company’s directors and officers being directors or officers of other life sciences companies.

Certain of our company’s directors and officers are, or may become, directors or officers of other life sciences companies. While we are engaged in the business of developing a new hair cell replication technology, such associations may give rise to conflicts of interest from time to time. Our company’s directors are required by law to act honestly and in good faith with a view to our company’s best interests and to disclose any interest that they may have in any project or opportunity of our company. If a conflict of interest arises at a meeting of our company’s board of directors, any director in a conflict must disclose his interest and abstain from voting on such matter. In determining whether or not our company will participate in any project or opportunity, our company’s directors will primarily consider the degree of risk to which our company may be exposed and our financial position at the time.

Our articles contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our articles contain provisions limiting the liability of our officers and directors for all acts, receipts, neglects or defaults of themselves and all of our other officers or directors or for any loss, damage or expense incurred by our company which may happen in the execution of the duties of such officers or directors. Such limitations on liability may reduce the likelihood of derivative litigation against our company’s officers and directors and may discourage or deter our shareholders from suing our company’s officers and directors based upon breaches of their duties to our company, though such an action, if successful, might otherwise benefit our company and our shareholders.

As a majority of our directors and officers are residents of countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our company, directors and officers.

We are governed by the laws of British Columbia, Canada. A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process in the United States upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under United States legislation. There is substantial doubt whether an original action based solely upon such civil liabilities could be brought successfully in Canada against any of such persons or our company.

Risks Relating to Our Common Shares

If our business is unsuccessful, our shareholders may lose their entire investment.

Although shareholders will not be bound by or be personally liable for our expenses, liabilities or obligations beyond their total original capital contributions, should we suffer a deficiency in funds with which to meet our obligations, the shareholders as a whole may lose their entire investment in our company.

Trading of our company’s common shares on the OTC Bulletin Board and the Canadian National Stock Exchange is limited and sporadic, making it difficult for our company’s shareholders to sell their shares or liquidate their investments.

The trading price of our company’s common shares has been and may continue to be subject to wide fluctuations. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with little or no current business operations. There can be no assurance that trading prices and price earnings ratios previously experienced by our company’s common shares will be matched or maintained. These broad market and industry factors may adversely affect the market price of the common shares, regardless of our company’s operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for our company and a diversion of management’s attention and resources.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional options to any of our officers, directors, employees or consultants.

Because our company’s success is highly dependent upon our directors, officers and consultants, we have granted, and may again in the future grant, options to some or all of our key officers, directors, employees and consultants to purchase our common shares as non-cash incentives. Options may be granted at exercise prices below that of our common shares prevailing in the public trading market at the time or may be granted at exercise prices equal to market prices at times when the public market is depressed. To the extent that significant numbers of such options may be granted and exercised, the interests of our company’s other shareholders may be diluted.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share if our company issues additional shares or raises funds through the sale of equity securities.

In the event that our company is required to issue additional shares in order to raise financing, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. The dilution may result in a decline in the market price of our company’s shares.

Penny stock rules limit the ability of our shareholders to sell our common shares.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and Accredited Investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares that are subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our common shares.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a shareholder's ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our common shares and have an adverse effect on the market for our shares.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Forward-Looking Statements

This reoffer prospectus and the information and documents incorporated by reference into this reoffer prospectus contain or will contain forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, or the negative of these terms or other comparable terminology. Forward-looking information presented in such statements or disclosures may, among other things, include: the potential of our products, including its potential for success with women; forecasts of expenditures; the sources of financing; expectations regarding our ability to raise capital; our business outlook; plans and objectives of management for future operations; and anticipated financial performance.

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information. Those assumptions and factors are based on information currently available to our company, including information obtained from third-party industry analysts and other third party sources. In some instances, material assumptions and factors are presented or discussed elsewhere in this Annual Report in connection with the statements or disclosure containing the forward-looking information. You are cautioned that the following list of material factors and assumptions is not exhaustive. The factors and assumptions include, but are not limited to:

  no unforeseen changes in the legislative and operating framework for the business of our company;

  a stable competitive environment; and

  no significant event occurring outside the ordinary course of business such as a natural disaster or other calamity.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” commencing on page 8, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These risks and uncertainties include:

  negative results from our clinical trials, including that our hair cell replication technology may not work as planned or may not be effective at causing the re-growth of hair follicles or the rejuvenation of damaged, miniaturized follicles;

  the effects of government regulation on our business;

  the viability and marketability of our hair cell replication technology;

  our failure to successfully implement our marketing plan;

  the development of superior technology by our competitors;

  the failure of consumers and the medical community to accept our technology as safe and effective;

  risks associated with our ability to obtain and protect rights to our intellectual property;

  risks and uncertainties associated with our ability to raise additional capital; and

  other factors beyond our control.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors and to assess in advance the impact of such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The Offering

The selling shareholders identified in this reoffer prospectus may offer and sell up to 1,815,000 common shares of our company issued or issuable upon exercise of stock options. We granted the stock options to such selling shareholders pursuant to our 2010 stock option plan.

Use of Proceeds

We will not receive any proceeds from the sale of our common shares by the selling shareholders. We may, however, receive proceeds upon exercise of the stock options granted to the selling shareholders. If we receive proceeds upon exercise of stock options, we intend to use these proceeds for working capital and general corporate purposes.

Determination of Offering Price

The selling shareholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Selling Shareholders

The selling shareholders may offer and sell, from time to time, any or all of our common shares issued or issuable upon exercise of the stock options granted pursuant to our 2010 stock option plan.

The following table sets forth certain information regarding the beneficial ownership of our common shares by the selling shareholders as of April 30, 2013 and the number of our common shares being offered pursuant to this reoffer prospectus. We believe that the selling shareholders have sole voting and investment powers over their shares.

Because the selling shareholders may offer and sell all or only some portion of the 1,815,000 common shares of our company being offered pursuant to this reoffer prospectus, the numbers in the table below representing the amount and percentage of these common shares of our company that will be held by the selling shareholders upon termination of the offering are only estimates based on the assumption that each selling shareholder will sell all of his or her common shares of our company being offered in the offering.

None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer. We may require the selling shareholders to suspend the sales of our common shares being offered pursuant to this reoffer prospectus upon the occurrence of any event that makes any statement in this reoffer prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Shareholder	Common Shares Owned by the Selling Shareholder before the Offering(1)		Total Common Shares Offered in the Offering		Number of Common Shares to Be Owned by Selling Shareholder and Percent of Total Issued and Outstanding Shares After the Offering (1)
	# of Common Shares	% of Class(2)	# of Common Shares	% of Class(2)	# of Common Shares(3)	% of Class(2),(3)
David Hall(4)	2,400,000(5)	5.1%	*	*	2,400,000	5.1%
Tom Kordyback(6)	200,993(7)	*	100,000(8)	*	100,993	*
Dr. Rolf Hoffmann(9)	5,568,269(10)	11.3%	350,000(11)	*	5,218,269	11.2%
Dr. Kevin McElwee(12)	4,591,716(13)	9.8%	350,000(14)	*	4,241,716	9.1%
Peter Jensen(15)	565,000(16)	1.2%	65,000(17)	*	500,000	1.1%
John Challis(18)	100,000(19)	*	100,000(20)	*	Nil	*
Peter Lewis(21)	150,000(22)	*	100,000(23)	*	50,000	*
Darrell Panich(24)	200,000(25)	*	200,000(26)	*	Nil	*
Gemma Fetterley(27)	200,000(28)	*	200,000(29)	*	Nil	*
Matthew Wayrynen(30)	5,452,675(31)	11.6%	350,000(32)	*	5,102,675	10.9%
Totals	19,428,653	39.0%	1,815,000	3.9%	17,613,363	37.0%

Notes

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to common shares of our company. Common shares of our company subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible preferred shares but are not counted as outstanding for computing the percentage of any other person.

(2)

Based on 46,668,609 common shares of our company issued and outstanding as of April 30, 2013. Common shares of our company being offered pursuant to this reoffer prospectus by a selling shareholder are counted as outstanding for computing the percentage of that particular selling shareholder but are not counted as outstanding for computing the percentage of any other person.

(3)	We have assumed that the selling shareholders will sell all of the shares being offered in this offering.

(4)	Mr. Hall has been our President, Chief Executive Officer and director since December 22, 2010.

(5)	Consists of 2,400,000 common shares of our company. Does not include 1,000,000 common shares held by Mr. Hall’s wife over which Mr. Hall does not exercise control or direction.

(6)	Mr. Kordyback has been our Chief Financial Officer since August 22, 2011.

(7)	Consists of 100,993 common shares of our company and stock options to purchase 100,000 common shares of our company.

(8)

Consists of 100,000 common shares issuable at an exercise price of $1.50 per share until April 18, 2019 upon exercise of the stock options granted on April 18, 2012. We granted these stock options pursuant to our 2010 stock option plan.

(9)	Dr. Hoffmann has been our Chief Medical Officer and director since December 22, 2010.

(10)	Consists of 4,895,689 common shares of our company, stock options to purchase 350,000 common shares of our company and share purchase warrants to purchase 161,290 common shares of our company.

(11)

Consists of 350,000 common shares issuable at an exercise price of $0.50 per share until July 13, 2017 upon exercise of the stock options granted on December 22, 2010. We granted these stock options pursuant to our 2010 stock option plan.

(12)	Dr. McElwee has been our Chief Scientific Officer since December 22, 2010.

(13)	Consists of 4,241,716 common shares of our company and stock options to purchase 350,000 common shares of our company.

(14)

Consists of 350,000 common shares issuable at an exercise price of $0.50 per share until July 13, 2017 upon exercise of the stock options granted on December 22, 2010. We granted these stock options pursuant to our 2010 stock option plan.

(15)	Mr. Jensen has been our Chairman and director since December 22, 2010.

(16)	Consists of 500,000 common shares of our company and stock options to purchase 65,000 common shares of our company.

(17)

Consists 65,000 common shares issuable at an exercise price of $0.50 per share until July 13, 2017 upon exercise of the stock options granted on December 22, 2010. We granted these stock options pursuant to our 2010 stock option plan.

(18)	Mr. Challis has been our director since March 11, 2011.

(19)	Consists of stock options to purchase 100,000 common shares of our company.

(20)

Consists of 100,000 common shares issuable at an exercise price of $1.00 per share until March 11, 2018 upon exercise of the stock options granted on March 11, 2011. We granted these stock options pursuant to our 2010 stock option plan.

(21)	Mr. Lewis has been our director since May 27, 2011.

(22)	Consists of 40,000 common shares of our company, stock options to purchase 100,000 common shares of our company and share purchase warrants to purchase 10,000 common shares of our company.

(23)

Consists of 100,000 common shares issuable at an exercise price of $1.00 per share until March 11, 2018 upon exercise of the stock options granted on March 11, 2011. We granted these stock options pursuant to our 2010 stock option plan.

(24)	Mr. Panich has been our Vice President, Clinical Affairs since March 15, 2010.

(25)	Consists of stock options to purchase 200,000 common shares of our company.

(26)

Consists of 100,000 common shares issuable at an exercise price of $1.00 per share until March 11, 2018 upon exercise of the stock options granted on March 11, 2011 and 100,000 common shares issuable at an exercise price of $1.50 per share until April 18, 2019 upon exercise of the stock options granted on April 18, 2012. We granted these stock options pursuant to our 2010 stock option plan.

(27)	Ms. Fetterley has been our Vice President, Finance and Secretary since March 11, 2011.

(28)	Consists of stock options to purchase 200,000 common shares of our company.

(29)

Consists of 100,000 common shares issuable at an exercise price of $1.00 per share until March 11, 2018 upon exercise of the stock options granted on March 11, 2011 and 100,000 common shares issuable at an exercise price of $1.50 per share until April 18, 2019 upon exercise of the stock options granted on April 18, 2012. We granted these stock options pursuant to our 2010 stock option plan.

(30)	Mr. Wayrynen served as a former director. And resigned from the Company on May 27, 2011.

(31)

Consists of 4,092,743 common shares of our company held personally and 1,009,932 common shares of our company held by a company of which Mr. Wayrynen serves as a director. Includes stock options to purchase 350,000 common shares of our company.

(32)

Consists of 350,000 common shares issuable at an exercise price of $0.50 per share until July 13, 2017 upon exercise of the stock options granted on December 22, 2010. We granted these stock options pursuant to our 2010 stock option plan.

Plan of Distribution

The selling shareholders may, from time to time, sell all or a portion of our common shares on any market upon which our common shares may be listed or quoted (currently Financial Industry Regulatory Authority’s OTC Bulletin Board and the Canadian National Stock Exchange), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The common shares of our company being offered for resale pursuant to this reoffer prospectus may be sold by the selling shareholders by one or more of the following methods, without limitation:

1.	block trades in which the broker or dealer so engaged will attempt to sell our common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

9.	a combination of any aforementioned methods of sale; and

10.	any other method permitted pursuant to applicable law.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of our common shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold common shares of our company at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of our common shares as principal may thereafter resell our common shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of our common shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of our common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling shareholders may pledge our common shares pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling shareholder, his or her broker may offer and sell the pledged common shares of our company from time to time. Upon a sale of our common shares, we believe that the selling shareholders will satisfy the prospectus delivery requirements under the Securities Act of 1933. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to the registration statement of which this reoffer prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of our common shares involved, the price at which our common shares are to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common shares.

All expenses for this reoffer prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of our common shares will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any common shares of our company being offered pursuant to this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Expenses

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of our common shares being offered. No expenses will be borne by the selling shareholders, except for any broker discounts or commissions or equivalent expenses and expenses of their respective legal counsel applicable to the sale of their common shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$286.45

Accounting fees and expenses	5,000.00

Legal fees and expenses	15,000.00

Printing and engraving expenses	2,000.00

Transfer agent and registrar fees	2,000.00

Miscellaneous	5,000.00

Total	$29,286.45

Capitalization and Indebtedness

The table below sets forth our total indebtedness and shows the capitalization of our company as of March 31, 2013.

As at March 31, 2013

Liabilities
Accounts Payable and Accrued Liabilities	$685,113
Warrants in foreign currency	130,201
$815,314
Shareholders’ Equity
Common Shares	$8,319,082
Share Subscriptions	458,935
Contributed Surplus	2,078,221
Deficit	(10,990,575)
$(134,337)
Total liabilities and shareholders’ equity	$680,977

Experts and Counsel

Our financial statements for the years ended December 31, 2012 and 2011 incorporated in this reoffer prospectus by reference from our annual report on Form 20-F for the year ended December 31, 2012 filed with the Securities and Exchange Commission on April 19, 2013 have been audited by BDO Canada LLP, to the extent and for the period set forth in its report (which contains an explanatory paragraph regarding our ability to continue as a going concern), which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as an expert in auditing and accounting.

Clark Wilson LLP, of Suite 900 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of our common shares being offered pursuant to this reoffer prospectus.

Interest of Named Experts and Counsel

No expert or counselor named in this reoffer prospectus was employed on a contingent basis, owns an amount of shares in our company or our subsidiaries which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

Material Changes

There have been no material changes to the affairs of our company since December 31, 2012 which have not previously been described in a report on Form 20-F or Form 6-K filed with the Securities and Exchange Commission.

Incorporation of Certain Information by Reference

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this reoffer prospectus by reference:

1.	Our annual report on Form 20-F filed on April 19, 2013; and

2.

The description of our common shares contained in our registration statement on Form 20-F filed on July 2, 2003, as amended by our annual report on Form 20-F filed on April 19, 2013, including any amendments or reports filed for the purpose of updating such description.

In addition, all subsequent annual reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Securities Exchange Act of 1934 prior to the termination of this offering, are hereby incorporated by reference into this reoffer prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this reoffer prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated by reference in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

Where You Can Find More Information

We will provide to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus, upon written or oral request of such person at no cost to such person. Please send us such request by writing or calling RepliCel Life Sciences Inc. at Suite 2020 – 401 West Georgia Street, Vancouver, British Columbia, V6B 5A1, Canada, Attention: President. Our telephone number is (604) 248-8730.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may also read and copy any materials we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.E. Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933 with respect to the securities offered under this reoffer prospectus. This reoffer prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. This reoffer prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date of this reoffer prospectus.

1,815,000 Shares

RepliCel Life Sciences Inc.

Common Shares

_________________________________

Reoffer Prospectus

_________________________________

May 21, 2013

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this registration statement by reference:

1.	Our annual report on Form 20-F filed on April 19, 2013; and

2.

The description of our common shares contained in our registration statement on Form 20-F filed on July 2, 2003, as amended by our annual report on Form 20-F filed on April 19, 2013, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this registration statement by stating in those Form 6-Ks that they are being incorporated by reference into this registration statement. Any statement contained in a document incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert named in this registration statement as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with this registration statement) or counsel named in this registration statement as having given an opinion upon the validity of the securities being offered pursuant to this registration statement or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

Business Corporations Act (British Columbia)

Division 5 of Part 5 of the Business Corporations Act (British Columbia) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An “eligible party” means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity. An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

Articles

Our articles provide that our directors must cause our company to indemnify our directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia) and each director is deemed to have contracted with our company on this term.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description

(4)	Instruments Defining the Rights of Security Holders, including Indentures

4.1	Certificate of Continuation dated June 22, 2011 (incorporated by reference to an exhibit to our annual report on Form 20-F filed on April 26, 2012)

4.2	Articles (incorporated by reference to an exhibit to our annual report on Form 20-F filed on April 26, 2012)

4.3	Notice of Articles (incorporated by reference to an exhibit to our annual report on Form 20-F filed on April 26, 2012)

4.4*	2010 Stock Option Plan

(5)	Opinion regarding Legality

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

(23)	Consents of Experts and Counsel

23.1*	Consent of BDO Canada LLP

23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

*Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1.      to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

2.      that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.      to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on May 21, 2013.

RepliCel Life Sciences Inc.

By:

/s/ David Hall
David Hall
President, Chief Executive Officer, and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David Hall
David Hall
President, Chief Executive Officer, and Director
(Principal Executive Officer)
Date: May 21, 2013

/s/ Tom Kordyback
Tom Kordyback
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: May 21, 2013

/s/ Peter Jensen
Peter Jensen
Chairman of the Board and Director
Date: May 21, 2013

/s/ Rolf Hoffman
Rolf Hoffman
Chief Medical Officer and Director
Date: May 21, 2013

/s/ John Challis
John Challis
Director
Date: May 21, 2013

/s/ Peter Lewis
Peter Lewis
Director
Date: May 21, 2013